Exhibit 13.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of Wowjoint Holdings Limited (the "Company") on Form 20-F for the transitional period ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony Hung, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Transition Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 13, 2011	By:	/s/ John Rui Peng
Name: John Rui Peng
Title: Comptroller and Acting Chief Financial Officer